 Exhibit 10.6

CONFIDENTIAL

October 8, 2018

Brian McKelligon

[***]

[***]

[***]

Letter Amendment to “Brian McKelligon Offer Letter - 20170705”

Dear Brian,

I am very pleased inform you of the following addendum to your compensation as outlined in your signed offer dated July 5, 2017, Brian McKelligon Offer Letter - 20170705 (“Agreement”)

8.	Annual Salary and Objective-Based Bonus: Effective September 28, 2018, you will be paid an annual salary of $300,000 in semi-monthly installments. Payments will be subject to deductions for taxes and other withholdings as required by law or the policies of the Company. In addition, you will have an opportunity to earn an annual bonus of up to 30% of your annual salary based upon milestones to be mutually agreed upon between you and the Board of Directors. Your prior and new bonus amounts will be calculated on a pro-rated basis with the increase for this revised bonus amount effective on September 28, 2018.

9.	Equity: Subject to Board approval, you will be provided an option to acquire 578,581 shares, under the Company’s stock option plan, subject to standard four-year vesting requirements (with a one-year cliff). You will also be granted an option to acquire 192,860 shares subject to vesting based on achievement of certain milestones to be mutually agreed upon by you and the Board of Directors. The total shares provided through this new option grant plus the shares from your existing option grant shall equal 3% of the Company’s fully diluted shares following the closing of the Company’s Series C financing.

www.akoyabio.com

The Board thank you for your continued dedication and hard

Sincerely,

/s/ Robert Shepler
Robert Shepler
Board Director
Akoya Biosciences, Inc.

I acknowledge and accept the compensation changes outline

/s/ Brian McKelligan
Brian McKelligan
CEO
Akoya Biosciences, Inc.

October 8, 2018
Date

www.akoyabio.com